Independent Auditors' Consent




Oppenheimer Money Market Fund, Inc.:

We consent to the incorporation by reference in this Registration on Form N-14 of our report dated January 22, 1996, appearing in the Annual Report of Oppenheimer Money Market Fund, Inc. for the year ended December 31, 1995, which is part of this Registration Statement.


/s/ KPMG PEAT MARWICK LLP
-------------------------
KPMG PEAT MARWICK LLP


Denver, Colorado
February 9, 1996









MERGE/200CM.CON